Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

December 31, 2018

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is by and among Equitrans Midstream Corporation, a Pennsylvania corporation (the “Borrower”), the financial institutions listed on the signature pages hereof (collectively, the “Approving Lenders”), and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of October 31, 2018 (the “Credit Agreement”), by and among the Borrower, the Approving Lenders and the other Lenders from time to time party thereto, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement, as amended by this Amendment.

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders of its intent to enter into the following series of transactions (collectively, the “Simplification Transactions”): (a) the Borrower’s acquisition of publicly held limited partner interests in EQGP from certain unitholders (the “Initial Acquisition”), (b) the acquisition of the remaining publicly held limited partner interests in EQGP from the other unitholders (other than the Borrower and its Subsidiaries) pursuant to the Borrower’s exercise of a limited call right contained in EQGP’s Organization Documents (the “Limited Call Acquisition”), (c) the Borrower’s entrance into a term loan facility providing for term loans to be made to the Borrower in an aggregate principal amount of up to $650,000,000 (the “Term B Facility”) to fund the Initial Acquisition and the Limited Call Acquisition that will be secured on a pari passu basis with the Collateral securing the Credit Agreement, (d) following completion of the Initial Acquisition and the Limited Call Acquisition, the exchange of the incentive distribution rights and economic general partner interest of EQM owned by the EQM General Partner for limited partner interests (which may include payment-in-kind units) in EQM, which exchange transaction will be effected by the exchange between the current EQM General Partner and the current EQGP General Partner of non-economic general partner interests in EQM and EQGP, respectively, and a merger of EQGP with another Unrestricted Subsidiary of the Borrower (collectively, the “IDR Transaction”) and (e) the other transactions described in the Borrower’s Schedule 13E-3 filed with the Securities and Exchange Commission on November 30, 2018, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on December 11, 2018, all as further detailed in that certain steps memorandum dated December 21, 2018 and previously disclosed by, on or behalf of the Borrower, to the Administrative Agent and the Lenders;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement in connection with the Simplification Transactions; and

WHEREAS, the Approving Lenders and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1)                                     Amendments to the Credit Agreement. Effective automatically and immediately prior to the effectiveness of the Term B Facility (the “Effective Time”), so long as the conditions precedent set forth in Section 3 of this Amendment have been satisfied (or waived in writing by the Administrative Agent and the Approving Lenders), the parties hereto agree that the Credit Agreement is hereby amended as follows:

a)                                     The cover page and the preamble to the Credit Agreement are each amended to replace the references to “Administrative Agent” therein with “Administrative Agent, Collateral Agent”.

b)                                     The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Agent” means the Administrative Agent and the Collateral Agent.

“Collateral Agent” means PNC Bank in its capacity as collateral agent, together with any successor collateral agent appointed in accordance with the terms of Article IX.

“Debt Service Coverage Ratio” has the meaning given such term in the Term Loan Agreement.

“First Amendment” means the First Amendment to Credit Agreement, dated December 31, 2018, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning given to “Effective Time” in the First Amendment.

“IDR Transaction” has the meaning given such term in the First Amendment.

“Initial Acquisition” has the meaning given such term in the First Amendment.

“Limited Call Acquisition” has the meaning given such term in the First Amendment.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “New Debt”) incurred in exchange for, or the net proceeds of which are used to refinance, renew, extend, replace, defease, substitute for or refund (collectively, a “Refinancing”) all or any portion of any other Debt (the “Refinanced Debt”); provided that (a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt and (ii) an amount necessary to pay any accrued and unpaid expenses, fees and interest on account of such Refinanced Debt, any fees and expenses, including premiums, related to such Refinancing and the amount of any unfunded commitments with respect thereto; (b) such New Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and a weighted average life no shorter than the weighted average life of the Refinanced Debt; (c) the material terms and conditions of such New Debt (other than pricing and yield and optional prepayment or redemption provisions), taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt (except to the extent (x) such terms are reasonably acceptable to the Administrative Agent or added in the Credit Agreement for the benefit of the Lenders pursuant to an amendment thereto (with no consent of the Lenders being required) or (y) for terms applicable only to periods after the Maturity Date)); (d) if such Refinanced Debt was subordinated to the Obligations, such New Debt (and any guarantees thereof) is subordinated in right of payment to the Obligations to at least the same extent, taken as a whole, as the Refinanced Debt and is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent; (e) if such New Debt is secured, the collateral securing such New Debt cannot include any collateral that did not secure (or was required to secure) the Refinanced Debt; and (g) if such Refinanced Debt is the Debt arising under and governed by the Term Loan Agreement, such New Debt is subject to an intercreditor agreement described in Section 7.09(h).

“Term Loan Agreement” means (i) the credit agreement or loan agreement, to be entered into by and among the Borrower, as borrower, the lenders party thereto,  Goldman Sachs Bank USA (or an affiliate thereof) as administrative agent for such lenders, and the other parties thereto, which shall govern a term loan facility the proceeds of which will be used, among other things, to finance the consummation of the Simplification Transactions, and (ii) any agreement evidencing Permitted Refinancing Debt for the Debt incurred pursuant to the agreement described in clause (i) of this definition.

“Simplification Transactions” has the meaning given such term in the First Amendment.

c)                                      The definition of “Agent-Related Persons” in Section 1.01 of the Credit Agreement is amended to replace the reference to “Administrative Agent” therein with “Administrative Agent, Collateral Agent”.

d)                                     The definitions of “Collateral Documents” and “Guaranty” in Section 1.01 of the Credit Agreement are each amended to replace each reference to “Administrative Agent” therein with “Collateral Agent”.

e)                                      The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended to amend and restate sub-clause b. thereof and to add a new sub-clause e. to the end of such definition, such sub-clause e., respectively, to read as follows:

b.    other than in connection with the consummation of a transaction permitted by Section 7.05 or the IDR Transaction, the failure of (i)

the Borrower to (x) own, directly or indirectly, the EQGP General Partner and (y) Control EQGP, and (ii) EQGP to (x) own, directly or indirectly, the EQM General Partner and (y) Control EQM;

e.  there shall have occurred under any other Material Debt of Borrower or any Subsidiary any “change in control” or similar provision (as set forth in the indenture, agreement or other instrument evidencing such Material Debt) obligating the Borrower or such Subsidiary to repurchase, redeem or repay all or any part of the Debt provided for therein.

f)                                       The definition of “Market Value of Pledged Shares” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Market Value of Pledged Shares” means, as of any date a calculation thereof is to be made, (I) until consummation of the Limited Call Acquisition, the sum of (a) the volume weighted average price (“VWAP”, as calculated by Bloomberg Financial LP under the function “VWAP”) of a Pledged Share of EQM for the five (5) trading day period ending on the day immediately preceding the date of calculation multiplied by the number of Pledged Shares of EQM then constituting Collateral, plus (b) the VWAP of a Pledged Share of EQGP for the five (5) trading day period ending on the day immediately preceding the date of calculation multiplied by the number of Pledged Shares of EQGP then constituting Collateral, (II) from the consummation of the Limited Call Acquisition until (x) the earlier of (A) consummation of the IDR Transaction or (B) April 30, 2019, the weighted average price paid by Borrower for the EQGP units acquired pursuant to the Initial Acquisition multiplied by the number of Pledged shares of EQGP then constituting Collateral plus the VWAP of a Pledged Share of EQM for the five (5) trading day period ending on the day immediately preceding the date of calculation multiplied by the number of Pledged Shares of EQM then constituting Collateral, and (y) at any time thereafter, the VWAP of a Pledged Share of EQM for the five (5) trading day period ending on the day immediately preceding the date of calculation multiplied by the number of Pledged Shares of EQM then constituting Collateral and (III) from consummation of the IDR Transaction, the VWAP of a Pledged Share of EQM for the five (5) trading day period ending on the day immediately preceding the date of calculation multiplied by the number of Pledged Shares of EQM then constituting Collateral.

g)                                      The second sentence of the definition of “Pledged Shares” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

For the avoidance of doubt, no Capital Stock representing (i) general partner interests of EQM owned by the Borrower or any Subsidiary, (ii) [reserved], and (iii) interests of EQM owned by EQGP, unless

EQGP has not become a subsidiary of EQM in connection with the IDR Transaction prior to the date that is 90 days after the First Amendment Effective Date, in each case, shall be “Pledged Shares” for purposes of this Agreement.

h)                                                 The definition of “Fee Letters” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Fee Letters” means, collectively, (i) the letter agreement, dated October 9, 2018, among the Borrower, PNC Capital Markets, LLC, PNC Bank, Wells Fargo Securities, LLC and Wells Fargo. (ii) the amended and restated letter agreement, dated December 31, 2018, among the Borrower and PNC Bank, and (iii) the letter agreement, dated December 31, 2018, among the Borrower, PNC Capital Markets, LLC and PNC Bank.

i)                                                     Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (h), (ii) replacing the period at the end of clause (i) with “; and”, and (iii) adding a new subsection (j) to read as follows:

(j) substantially concurrently with delivery to the administrative agent under the Term Loan Agreement, any compliance certificates related to compliance with the Debt Service Coverage Ratio required to be delivered under the Term Loan Agreement.

j)                                                    Section 6.10(a) of the Credit Agreement is hereby amended to (i) insert at the beginning of clause (ii) thereof the phrase, “other than in connection with the IDR Transaction,”, (ii) replace the existing cross-reference to “Section 4.02(c)(v)” therein with a reference to “Section 4.02(c)(vi)”, (iii) to replace each reference to “Administrative Agent” therein with “Collateral Agent”, and (iv) add the following sentence to the end thereof:

Within ninety (90) days (or such longer period as the Administrative Agent may agree in writing) after the consummation of the Limited Call Acquisition, but only if EQGP has not become a subsidiary of EQM in connection with the IDR Transaction, the Borrower shall cause EQGP to (I) become a Guarantor by executing and delivering to the Collateral Agent a joinder agreement to the Guaranty, (II) grant Liens in favor of the Collateral Agent on its assets constituting Collateral by executing and delivering a joinder agreement to the Collateral Documents or additional Collateral Documents, and (III) deliver to the Collateral Agent (A) documents of the types referred to in Sections 4.02(c)(ii), (iii), (vi), and (d), and (B) favorable opinions of counsel to EQGP (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation to which EQGP is a party referred to in the preceding clauses (I) and (II)), all in form, content and scope reasonably satisfactory to the Collateral Agent.

k)                                                 The Section 6.10(b) of the Credit Agreement is amended (i) to replace each reference to “Administrative Agent” therein with “Collateral Agent”, and (ii) to amend and restate the last sentence thereof in its entirety to read as follows:

The Borrower will cause the Pledged Shares to be publicly listed and traded on a nationally recognized exchange at all times (except for (i) any failure of the Pledged Shares constituting Capital Stock of EQGP to be publicly listed and traded after the date that the Limited Call Acquisition is consummated, and (ii) any failure to be publicly traded as a result of a merger or consolidation of EQM or EQGP that is otherwise not prohibited under Section 7.05).

l)                                                     Section 6.11(b) of the Credit Agreement is hereby amended to (i) replace the semicolon at the end thereof with a period and (ii) add the following sentence to the end thereof:

Notwithstanding the foregoing, no Loan Party is prohibited from entering into the Term Loan Agreement;

m)                                             Section 7.01 of the Credit Agreement is hereby amended by (i) replacing the reference to “Administrative Agent” in subsection (l) thereof with “Administrative Agent or Collateral Agent”, (ii) deleting the “and” at the end of clause (y), (iii) replacing the period at the end of clause (z) with “; and”, and (iv) adding a new subsection (aa) to read as follows:

(aa) Liens securing Debt and other obligations under the Term Loan Agreement (including related hedging transactions and cash management arrangements) so long as such Liens are subject to an intercreditor agreement described in Section 7.09(h).

n)                                                 Section 7.02 of the Credit Agreement is hereby amended by adding “(a)”at the beginning of the first sentence thereof and add a new sub-section (b) to such Section 7.02 to read as follows:

(b)  So long as the Term Loan Agreement is in effect and the Debt Service Coverage Ratio (as defined in the Term Loan Agreement) is then being tested thereunder, the Debt Service Coverage Ratio, as at the end of each fiscal quarter of the Borrower (beginning with the first full fiscal quarter ending after the Initial Acquisition), shall be greater than or equal to the minimum level required by the Term Loan Agreement.

o)                                                 Clause (f) of Section 7.03 of the Credit Agreement is amended and restated in its entirety to read as follows:

(f) prohibit the Borrower or any of its Subsidiaries from engaging in a transaction with an Affiliate if such transaction has been approved by the conflicts committee of the Borrower, the EQM General Partner, or the EQGP General Partner,

p)                                                 The first sentence of Section 7.05 is hereby amended by (i) deleting the “and” at the end of clause (iii), (ii) replacing the period at the end of clause (iv) with “; and”, and (iii) adding a new subsection (v) to read as follows:

(v) EQGP may merge with a Subsidiary of EQM in connection with the IDR Transaction.

q)                                                 Section 7.08 of the Credit Agreement is amended and restated in its entirety as follows:

7.08                                    Dispositions.  The Borrower will not make, nor permit its Subsidiaries to make, any Disposition (whether in one transaction or a series of transactions), other than in connection with the Simplification Transactions, (i) that constitutes all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, (ii) if any Default or Event of Default then exists or would result from such Disposition, (iii) unless the Borrower would be in compliance with the financial covenant in Section 7.02 on a pro forma basis after giving effect to such Disposition, and (iv) of any Pledged Shares unless at the time of such Disposition immediately after giving effect thereto, the Unit Coverage Ratio would be greater than or equal to 4.0:1.0.

r)                                                    Section 7.09(h) of the Credit Agreement is hereby amended and restated as follows:

(h) Debt arising under the Term Loan Agreement and other Debt of the Borrower in an aggregate principal amount outstanding not to exceed at any time the difference of (i) $850,000,000 minus (ii) the Aggregate Revolving Commitments; provided that if such Debt arising under the Term Loan Agreement or such other Debt is secured by any Collateral the holders of such other secured Debt or their representative shall have executed and delivered an intercreditor agreement in form and substance reasonably acceptable to the Borrower and the Administrative Agent.

s)                                                   Article VII of the Credit Agreement is hereby amended by adding a new Section 7.12 thereto immediately following Section 7.11, such Section 7.12 to read as follows:

7.12                                    Amendments to Term Loan Documents.     Borrower shall not, and shall not permit any other Loan Party to, (a) amend, modify or waive any provision of the Term Loan Agreement or any document, instrument or agreement entered into in connection therewith if such amendment, modification or waiver is prohibited under any intercreditor agreement described in Section 7.09(h) or otherwise could reasonably be expected to be materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders, (b) grant a Lien on any property to secure the Debt arising under and governed by the Term Loan Agreement (herein referred to as the “Term Debt”) without contemporaneously granting to Collateral Agent, as security for the Obligations, a Lien on the same property pursuant to Collateral Documents in form and substance satisfactory to Collateral Agent, (c) call, make or offer to make any prepayment or repurchase of or otherwise prepay any Term Debt (including any optional or mandatory prepayment of any Term Debt) with proceeds of any Credit Extension, or (d) call, make or offer to make any optional prepayment or optional repurchase of or otherwise optionally prepay any Term Debt if (A) a Default or Event of Default exists and is continuing and/or (B) Borrower would not be in pro forma compliance with the financial covenants in Section 7.02 immediately before or immediately after giving effect to such prepayment.

t)                                                    Section 8.01(j) of the Credit Agreement is amended to replace each reference to “Administrative Agent” therein with “Collateral Agent”.

u)                                                 Section 8.02, Section 8.03, Article IX, Section 10.01, Section 10.02, Section 10.03, Section 10.04 and Section 10.05(a) of the Credit Agreement are each amended to delete the red stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the blue double underlined text (indicated in the same manner as the following example: underlined text) as and where indicated in Annex A attached hereto.

1)                                     Consent of Approving Lenders. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Approving Lenders further consent to (i) the Administrative Agent’s entrance into an intercreditor agreement described in Section 7.09(h) of the Credit Agreement, as to be amended by this Amendment at the Effective Time, which may include (1) the appointment of a common collateral agent for the secured parties under the Term Loan Agreement and the Administrative Agent, the Lenders and the Secured Banking Services Providers, (2) the transfer of all possessory Collateral from the Administrative Agent to such common collateral agent, (3) the assignment by the Administrative Agent to such common collateral agent of all Liens granted in favor of the Administrative Agent pursuant to the Loan Documents and (4) all related transactions in connection with the entrance of such intercreditor agreement or any of the transactions described in the foregoing clauses (1) through (3) and (ii) the Administrative Agent’s entrance into any modifications, supplements and amendments to the Guaranty and any other Collateral Document as may be reasonably required by the Administrative Agent. The foregoing consents are limited consents and shall not be deemed to constitute a consent, agreement, waiver, alteration or modification with respect to any current or future departure from the requirements of any provision of the Credit Agreement.

2)                                     Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

a)                                     the Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrower, the Approving Lenders (which shall constitute the “Required Lenders” as defined in the Credit Agreement) and the Administrative Agent, (ii) a joinder to the Guaranty duly executed and delivered by EQM GP Corporation, together with the documentation contemplated for additional Guarantors in Section 6.10(a)

of the Credit Agreement, (iii) an intercreditor agreement in form and substance reasonably acceptable to the Borrower and the Administrative Agent, duly executed and delivered by the representative of the secured parties under the Term Loan Agreement and the other parties thereto, (iv) fee letters among the Borrower, PNC Capital Markets, LLC and PNC Bank, in form and substance reasonably acceptable to the Borrower and the Administrative Agent, duly executed and delivered by the parties thereto, and (iv) such modifications, supplements and amendments to the Collateral Documents as may be reasonably required by the Administrative Agent, in its sole discretion, to conform such Collateral Documents for any additional property upon which Liens are granted under, or other terms and provisions that are more restrictive under the comparable collateral documents securing Debt arising under the Term Loan Agreement;

b)                                     the representations and warranties contained in Section 4 of this Amendment shall be true and correct in all respects as of the Effective Time;

c)                                      contemporaneous with the Effective Time, the term loan described in and governed by the Term Loan Agreement shall be made to the Borrower and the Initial Acquisition shall be consummated with the proceeds of such term loan;

d)                                     the Term Loan Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent; and

e)                                      the Borrower shall have paid all fees and other amounts required to be paid by the Borrower on or prior to the Effective Time pursuant to the Credit Agreement and the Fee Letters to the extent such fees and other amounts are invoiced to the Borrower at least three (3) Business Days prior to the Effective Time.

3)                                     Representations and Warranties. The Borrower hereby represents and warrants as follows:

a)                                     Each of this Amendment and the Credit Agreement as modified hereby constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or similar laws of general application relating to the enforcement of creditors’ rights; and

b)                                     The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (provided that (i) if a representation and warranty is qualified by materiality or Material Adverse Effect, then it is true and correct in all respects and (ii) the representation and warranty made in Section 5.15(a) of the Credit Agreement is true and correct in all respects) on and as of the date hereof (or, if such representation speaks as of an earlier date, as of such earlier date).

c)                                      No Default exists immediately prior to and immediately after giving effect hereto.

4)                                     Reference to and Effect on the Credit Agreement.

a)                                     This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects.  Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement, as amended hereby.

b)                                     Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

c)                                      This Amendment, together with the other Loan Documents executed in connection herewith, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.                                   Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.                                   Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.                                   Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

EQUITRANS MIDSTREAM CORPORATION, as the Borrower

By:	/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Doug McDowell
Name:	Doug McDowell
Title:	Managing Director/Senior Portfolio Manager

Signature Page to First Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

Signature Page to First Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to First Amendment to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to First Amendment to Credit Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Traci Bankston
Name:	Traci Bankston
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Maria Macchiaroli
Name:	Maria Macchiaroli
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

ANNEX A

Attached.

Annex A to First Amendment to Credit Agreement

8.02  Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent and/or Collateral Agent shall, at the request of, or may, with the consent of:

(a)           the Required Lenders, take any or all of the following actions:

(i)            declare the commitment of each Lender to make Loans and any obligations of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)           declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Revolving Commitments, Revolving Loans or Letters of Credit to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)          require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, in each case, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, Collateral Agent or any Lender.

8.03   Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, subject to the intercreditor agreement described in Section 7.09(h):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent or Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuers (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees pursuant to Section 2.03(h) and interest on the Committed Loans, Swing Line Loans and the L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans, Swing Line Loans and L/C Borrowings, and amounts then due under Secured Banking Services Agreements ratably among the Lenders, the L/C Issuers and the Secured Banking Services Providers, in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not Cash Collateralized by the Borrower pursuant to Section 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Notwithstanding the foregoing, the Administrative Agent shall have no obligation to distribute funds in respect of Obligations arising under Secured Banking Services Agreements if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Banking Services Provider.

9.01  Appointment and Authorization of Administrative Agent.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints PNC Bank to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the ~~Administrative Agent~~Agents, the Lenders and the L/C Issuers, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the ~~Administrative Agent~~Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender.  ~~The~~ Any Person serving as ~~the Administrative~~an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not ~~the Administrative~~an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include ~~the~~a Person serving as ~~the Administrative~~an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not ~~the Administrative~~an Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  ~~The Administrative~~ No Agent shall ~~not~~ have any duties or obligations except those expressly set forth herein and in the other Loan Documents~~, and its duties hereunder shall be administrative in nature~~.  Without limiting the generality of the foregoing, ~~the Administrative~~no Agent:

(a)           ~~(b)~~ shall ~~not~~ be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           ~~(c)~~ shall ~~not~~ have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that ~~the Administrative~~such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that ~~the Administrative~~no Agent shall ~~not~~ be required to take any action that, in its opinion or the opinion of its counsel, may expose ~~the Administrative~~such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; ~~and~~

(c)           ~~(d)~~ shall ~~not~~, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall ~~not~~ be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as ~~the Administrative~~such Agent or any of its Affiliates in any capacity~~.~~;

(d)           ~~The Administrative Agent~~ shall ~~not~~ be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as ~~the Administrative~~such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgement.  ~~The Administrative~~No Agent shall be deemed ~~not~~ to have knowledge of any Default unless and until notice describing such Default is given to the ~~Administrative~~applicable Agent by the Borrower, a Lender or the L/C Issuer~~.~~; and

(e)           ~~The Administrative Agent~~ shall ~~not~~ be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the ~~Administrative~~applicable Agent.

9.04        Reliance by Administrative Agent.  ~~The Administrative~~Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  ~~The Administrative~~Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuers, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuers unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuers prior to the making of such Loan or the issuance of such Letter of Credit.  The ~~Administrative Agent~~Agents shall be entitled to rely on legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05   Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, (a) the Lenders shall indemnify upon demand the ~~Administrative Agent~~Agents and each Agent-Related Person related to the ~~Administrative Agent~~Agents and (b) the Revolving Lenders shall indemnify upon demand each L/C Issuer and each Agent-Related Person related to such L/C Issuer (in each case, to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, provided that such unreimbursed Indemnified Liabilities were incurred by or asserted against the ~~Administrative Agent~~Agents or an L/C Issuer in each case in its capacity as such or against any Agent-Related Persons acting for the ~~Administrative Agent~~Agents or an L/C Issuer in connection with such capacity; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the ~~Administrative Agent~~Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the ~~Administrative Agent~~Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this

Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The obligations of the Lenders in this Section are subject to the provisions of Section 2.12(e) and shall survive termination of the Aggregate Revolving Commitments, the payment of all other Obligations and the resignation of the ~~Administrative Agent~~Agents.

9.06        Delegation of Duties.  ~~The Administrative~~Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the ~~Administrative~~applicable Agent.  The ~~Administrative Agent~~Agents and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the ~~Administrative Agent~~Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as ~~Administrative Agent~~the Agents. The ~~Administrative Agent~~Agents shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the ~~Administrative Agent~~Agents acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.07        Resignation of Administrative Agent.  ~~The Administrative~~Each Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (so long as no Event of Default exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring ~~Administrative~~ Agent gives notice of its resignation, then the retiring ~~Administrative~~ Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor ~~Administrative~~ Agent meeting the qualifications set forth above; provided that if the ~~Administrative~~ Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring ~~Administrative~~ Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the ~~Administrative~~applicable Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor ~~Administrative~~ Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as ~~Administrative~~an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) ~~Administrative~~ Agent, and the retiring ~~Administrative~~ Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor ~~Administrative~~ Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring ~~Administrative~~ Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring ~~Administrative~~ Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring ~~Administrative~~ Agent was acting as ~~Administrative~~ Agent.

Any resignation by ~~Wells Fargo~~PNC Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.08        Non-Reliance on ~~Administrative Agent~~Agents and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the ~~Administrative Agent~~Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the ~~Administrative Agent~~Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.09        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or an L/C Issuer hereunder.

9.10        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11        Authority of Administrative Agent to Release Guarantees, Collateral and Liens. The Issuing Lender, each Lender (including in its capacity as a Secured Banking Services Provider), and each other Secured Banking Services Provider, by its acceptance of the benefits of the Liens created by the Collateral Documents, hereby authorize and instruct the ~~Administrative~~Collateral Agent to (and upon the written request of the Borrower the ~~Administrative~~Collateral Agent shall) (I) terminate the guarantee of any Loan Party that is sold or otherwise ceases to be a Subsidiary in a transaction permitted by this Agreement or the other Loan Documents, so long as such Loan Party either owns no Pledged Shares or any such Pledged Shares could then be sold or released pursuant to the terms of the Loan Documents, and terminate the guarantee of EQGP upon the consummation of the IDR Transaction, so long as a result thereof EQGP either owns no Pledged Shares or any such Pledged Shares could then be sold or released pursuant to the terms of the Loan Documents and (II) release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents, upon written request of the Borrower certifying the consummation of such sale or the satisfaction of the conditions to such release, accompanied by such supporting documentation as the ~~Administrative~~Collateral Agent may reasonably request, and each Lender, Issuing Lender, and Secured Banking Services Provider hereby authorizes the ~~Administrative~~Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments, or other documents reasonably requested by the Borrower in connection with any sale or other disposition of property to the extent such sale or other disposition is permitted by the terms of Section 7.08 or is otherwise authorized by the terms of the Loan Documents.  Each Lender, Issuing Lender, and Secured Banking Services Provider further irrevocably authorize the ~~Administrative~~Collateral Agent, at its option and in its discretion, without the necessity of any notice to or further consent, at the direction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) or to sell or otherwise dispose of (or to consent to any such sale or other disposition of) all or any portion of the Collateral at any sale thereof conducted by the ~~Administrative~~Collateral Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including section 363 of the Bankruptcy Code or pursuant to a plan of reorganization, or at any sale or foreclosure conducted by the ~~Administrative~~Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law.

10.01 Amendments, Etc.   No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent or the Collateral Agent, as applicable, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)            extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(ii)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iii)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (E) of the second proviso to this Section 10.01(a)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)          change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments or order of payments required thereby without the written consent of each Lender directly affected thereby;

(v)           change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(vi)          release the Borrower without the written consent of each Lender;

(vii)         amend or modify Section 4.03 without the consent of the Required Lenders; or

(viii)        release any Guarantor from its obligations under the Guaranty or all or substantially all of the Collateral without the written consent of each Lender, except as otherwise permitted or authorized hereunder (including by Section 9.11).

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (D) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (E) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

10.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, the Administrative Agent, Collateral Agent (which as of the First Amendment Effective Date, shall have the same contact information as the Administrative Agent) or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender or any L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent or Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Borrower, the Administrative Agent, Collateral Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders.  The Administrative Agent, Collateral Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, Collateral Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or Collateral Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.  No failure by any Lender ~~or~~, the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04      Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the ~~Administrative Agent~~Agents for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the ~~Administrative Agent~~Agents and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and Other Taxes related thereto, and other reasonable out-of-pocket expenses incurred by the ~~Administrative Agent~~Agents and the cost of independent public accountants and other outside experts retained by the ~~Administrative Agent~~Agents or any Lender.  All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor.  The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations.

10.05 Indemnification; Damage Waiver.

(a)           Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary of the Borrower, or any Environmental Liability related in any way to the Borrower or any Subsidiary of the Borrower, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether brought by the Borrower or any third party (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, or that of its respective affiliates,  partners, directors, officers, agents and advisors, (y) a claim brought by the Borrower or any of its Subsidiaries against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations under the Loan Documents or (z) a claim brought by one Indemnitee against another Indemnitee so long as such claim does not involve, or result from, an action or inaction by the Borrower or any Affiliate of the Borrower (except when one of the Indemnitees was acting in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent, Arranger, L/C Issuer or any similar role under this Agreement or any other Loan Document).  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement.  All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefore.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.  Without limiting the provisions of Section 3.01, this Section 10.05(a) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.